As filed with the United States Securities and Exchange Commission on July 9, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASCEND WELLNESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-0602006
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018
(Address, including area code, of Principal Executive Offices)
Ascend Wellness Holdings, LLC 2020 Equity Incentive Plan
Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan
Ascend Wellness Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full Title of the Plans)
Daniel Neville
1411 Broadway
16th Floor
New York, NY 10018
(646) 661-7600
(Telephone Number, including area code, of agent for service)

Copies to:
James Guttman
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario
Canada, M5J 2S1
(416) 367-7376

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, $0.001 par value per share, issuable under the Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan	17,000,000	(1)	$10.73	$182,325,000.00	(2)	$19,891.66
Class A common stock, $0.001 par value per share, issuable under the Ascend Wellness Holdings, Inc. 2021 Employee Stock Purchase Plan	4,000,000	(1)	$10.73	$42,900,000.00	(3)	$4,680.39
Class A common stock, $0.001 par value per share, previously issued under the Ascend Wellness Holdings, LLC 2020 Equity Incentive Plan and registered for resale (4)	5,600,000		$10.73	$60,060,000.00	(5)	$6,552.55
Total	26,600,000		—	285,285,000.00		$31,124.60
_______________
(1)This Registration Statement covers, in addition to the number of shares of Class A common stock of Ascend Wellness Holdings, Inc. (the “Company”, the “Registrant”, “we” , “us” or “our”), par value $0.001 per share (the “Class A Shares”), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of Class A Shares that may be offered or issued as a result of one or more adjustments under the Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) and the Ascend Wellness Holdings, Inc. 2021 Employee Stock Purchase Plan (the "ESPP") to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.
(2)Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the 2021 Plan is calculated as the product of 17,000,000 Class A Shares issuable or reserved under the 2021 Plan multiplied by the average of the high and low prices for the Registrant’s Class A Shares as reported on the Canadian Securities Exchange on July 2, 2021.
(3)Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the ESPP is calculated as the product of 4,000,000 Class A Shares issuable or reserved under the ESPP multiplied by the average of the high and low prices for the Registrant’s Class A Shares as reported on the Canadian Securities Exchange on July 2, 2021.
(4)Represents shares of restricted Class A Shares issued to executive officers and directors of the Registrant pursuant to the Ascend Wellness Holdings, LLC 2020 Equity Incentive Plan (the “2020 Plan”).
(5)Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Class A Shares previously issued under the 2020 Plan is calculated as the product of 5,600,000 Class A Shares multiplied by the average of the high and low prices for the Registrant’s Class A Shares as reported on the Canadian Securities Exchange on July 2, 2021.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) relates to a maximum of 17,000,000 Class A Shares, issuable by the Company under our 2021 Plan and to a maximum of 4,000,000 Class A Shares, issuable by the Company under our ESPP.
This Registration Statement also includes a prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 (the “Reoffer Prospectus”). The Reoffer Prospectus may be used for reofferings and resales of Class A Shares that may be deemed to be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (collectively, the “Selling Securityholders”). The Class A Shares included in the Reoffer Prospectus were issued to the Selling Securityholders prior to the Company’s initial public offering (as described in the Reoffer Prospectus).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS
5,600,000 Shares
Ascend Wellness Holdings, Inc.
Class A Common Stock
This reoffer prospectus relates to 5,600,000 Class A common shares, par value $0.001 (the “Class A Shares”), of Ascend Wellness Holdings, Inc., a Delaware corporation (the “Company”, the “Registrant”, “we” , “us” or “our”), which may be offered from time to time by certain stockholders that are our current or former executive officers or directors (collectively, the “Selling Securityholders”) for their own accounts. We will not receive any of the proceeds from the sale of the Class A Shares by the Selling Securityholders made hereunder.
Certain of the Selling Securityholders originally received restricted common units pursuant to the Ascend Wellness Holdings, LLC 2020 Equity Incentive Plan (the “2020 Plan”). As part of our April 22, 2021 corporate conversion from a limited liability company to a Delaware corporation (the “Conversion”), holders of restricted common units issued under the 2020 Plan received one Class A Share for each restricted unit held immediately prior to the Conversion.
The Selling Securityholders may sell the Class A Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell any, all or none of the Class A Shares and we do not know when or in what amount the Selling Securityholders may sell their Class A Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. The price at which any of the Class A Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Class A Shares may be sold at the market price of the Class A Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Class A Shares may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Class A Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Class A Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.
Our Class A Shares are traded on the Canadian Securities Exchange (the “CSE”) under the symbol “AAWH.U” and quoted on the OTCQX® Best Market operated by OTC Markets Group, Inc. (the “OTCQX”) under the symbol “AWWH.” On July 2, 2021 the last reported price of our Class A Shares on the CSE was $10.74 per share and on the OTCQX was $11.11 per share.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves a high degree of risk that are described in the “Risk Factors” section beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are “forward-looking statements” within the meaning of applicable securities legislation. Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section entitled “Risk Factors” in this prospectus.
By way of example, and without implied limitation, such risks and uncertainties include:
•the effect of the volatility of the market price and liquidity risks on shares of our Class A common stock;
•the effect of the voting control exercised by holders of Class B common stock;
•our ability to attract and maintain key personnel;
•our ability to continue to open new retail locations, processing facilities and cultivation facilities as anticipated;
•our ability to increase production capacity as anticipated;
•the illegality of cannabis under federal law;
•our ability to comply with state and federal regulations;
•the uncertainty regarding enforcement of cannabis laws;
•the effect of restricted access to banking and other financial services;
•the effect of constraints on marketing and risks related to our products;
•the effect of unfavorable tax treatment for cannabis businesses;
•the effect of security risks;
•the effect of infringement or misappropriation claims by third parties;
•our ability to comply with potential future FDA regulations;
•our ability to enforce our contracts;
•the effect of unfavorable publicity or consumer perception;
•the effect of risks related to material acquisitions, dispositions and other strategic transactions;
•the effect of agricultural and environmental risks;
•the effect of risks related to information technology systems;
•the effect of product liability claims and other litigation to which we may be subjected;
•the effect of risks related to the results of future clinical research;
•the effect of intense competition in the industry;
•the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 illness; and
•the effect of general economic risks, such as the unemployment level, interest rates and inflation, and challenging global economic conditions.
For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in this prospectus. The risks and uncertainties described above and in the section entitled “Risk Factors” in this prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify any forward-looking statement or departures from them, except as required by applicable law.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”
Overview
We are a vertically integrated multi-state operator focused on adult-use or near-term adult-use cannabis states in limited license markets. Our core business is the cultivation, manufacturing, and distribution of cannabis consumer packaged goods, which we sell through our company-owned retail stores and to third-party licensed retail cannabis stores. We were founded in 2018 and initially pursued cultivation and dispensary licensing opportunities in Massachusetts. In December 2018, we entered the Illinois market with the acquisition of Revolution Cannabis-Barry LLC, an existing cultivation facility. We also acquired HealthCentral, LLC and its related entities, which owned two operational medical dispensaries in Illinois. We have since expanded our operational footprint, primarily through acquisitions and now have direct or indirect operations or financial interests in five U.S. geographic markets: Illinois, Massachusetts, Michigan, New Jersey, and Ohio.
We believe in bettering lives through cannabis. Our mission is to improve the lives of our employees, patients, customers and the communities we serve through the use of the cannabis plant. We are committed to providing safe, reliable and high-quality products and providing consumers options and education to ensure they are able to identify and obtain the products that fit their personal needs. As of July 7, 2021, we have direct or indirect operations or financial interests in five U.S. geographic markets and employ approximately 1,250 people.
Currently, approximately one third of our portfolio of cultivation and dispensary assets are generating revenue and we expect the remainder of these assets to begin generating revenue over the course of 2021 and 2022. We are committed to being vertically integrated in every state we operate in, which entails controlling the entire supply chain from seed to sale. We are currently vertically integrated in two out of our five states with expansion plans underway to achieve vertical integration in all five states. While we have been successful in opening facilities and dispensaries, we expect continued growth to be driven by opening new operational facilities and dispensaries under our current licenses, expansion of our current facilities and increased consumer demand.
Our consumer products portfolio is generated primarily from plant material that we grow and process ourselves. We produce our consumer-packaged goods in five manufacturing facilities with 74,000 square feet of current cumulative canopy and total current capacity of 38,000 pounds annually. We are undergoing expansions at our Barry, Illinois, Lansing, Michigan and Athol, Massachusetts cultivation facilities which are expected to be completed in 2021 and we expect to build facilities in Monroe, Ohio and New Jersey in 2022. The expansions are expected to add a total of approximately 285,000 square feet of cumulative canopy, which is estimated to have a total production capacity of 142,000 pounds annually post build-out, assuming production and yields are in line with the performance of our current operating canopy. Our product portfolio currently consists of 102 stock keeping units (“SKUs”), across a range of cannabis product categories, including flower, pre-rolls, concentrates, vapes, edibles and other cannabis-related products. As of July 7, 2021, we have 17 open and operating retail locations, including pending acquisitions in Illinois and Ohio, which we anticipate will expand to 22 locations open and operating by the end of calendar year 2021. Our new store opening plans are flexible and will ultimately depend on market conditions, local licensing, construction and other regulatory permissions. All of our expansion plans are subject to capital allocation decisions, the evolving regulatory environment and the COVID-19 pandemic. See “Cautionary Note Regarding Forward-Looking Statements.”
Recent Developments
On May 4, 2021, the Company completed an Initial Public Offering (“IPO”) of its Class A common stock, in which it issued and sold 10,000 shares of Class A common stock, excluding the underwriters’ over-allotment option, at a price of $8.00 per share with net proceeds of approximately $75,156 after deducting underwriting discounts and commissions, but excluding other direct offering expenses paid by us. On May 7, 2021, the underwriters exercised their over-allotment option in full and we received an additional $11,280, net of underwriting discounts of $720, for an additional 1,500 shares of Class A common stock. In connection with the IPO, the historical common units, Series Seed Preferred Units, Series Seed+ Preferred Units, and Real Estate Preferred Units automatically converted into a total of 110,521 shares of Class A common stock. Additionally, the Company’s convertible notes, plus accrued interest, converted into 37,388 shares of Class A Common Stock. See Note 12, “Members’ Equity,” to our Consolidated Financial Statements as of December 31, 2020 and 2019 for additional details.
The Company’s shares of Class A common stock are listed on the Canadian Securities Exchange (the “CSE”) under the ticker symbol “AAWH.U” and are quoted on the OTCQX® Best Market operated by OTC Markets Group, Inc. (the “OTCQX”) under the ticker “AWWH.” We are an emerging growth company under federal securities laws and as such we are able to elect to follow scaled disclosure requirements for this filing.
Emerging Growth Company
As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:
•reduced disclosure about our executive compensation arrangements;
•exemptions from non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and
•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the United States Securities and Exchange Commission (the “SEC”) or if we issue more than $1.0 billion of non-convertible debt over a three-year period.
About This Offering
This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 5,600,000 Class A Shares previously issued to each Selling Securityholders. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of the Class A Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Class A Shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. Before you invest in our Class A Shares, you should carefully consider all the information in this prospectus, including matters set forth in the section captioned “Risk Factors.”
Corporate Information
We were originally formed as Ascend Group Partners, LLC on May 15, 2018 as a Delaware limited liability company. We changed our name to “Ascend Wellness Holdings, LLC” on September 10, 2018. On April 22, 2021, we converted into a Delaware corporation pursuant to a statutory conversion and were renamed “Ascend Wellness Holdings, Inc” (the "Conversion").

Our principal executive offices are located at 1411 Broadway, 16th Floor, New York, NY 10018. Our telephone number is (646) 661-7600. Our website address is www.awholdings.com. The information contained on our website or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus.

RISK FACTORS
Investing in our Class A Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 26, 2021, and in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE
The Selling Securityholders will determine at what price they may sell the Class A Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS
The Class A Shares offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of Class A Shares will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Shares by the Selling Securityholders.

DESCRIPTION OF SECURITIES
The description of our Class A common stock set forth in the section titled “Description of Capital Stock” in our amended Registration Statement on Form S-1 (File No. 333-254900) filed with the SEC on April 26, 2021 is incorporated herein by reference.

SELLING SECURITYHOLDERS
The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A common stock beneficially owned by the Selling Security holders as of May 19, 2021 and the percentage of beneficial ownership is calculated based on 235,648,127 shares of common stock outstanding, comprised of 170,648,127 Class A Shares and 65,000 shares of Class B common stock outstanding as of such date. The Selling Securityholders may offer all, some or none of the Class A Shares covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Class A Shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of Class A Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A Shares under the offering contemplated by this prospectus or acquire additional Class A Shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Class A Shares.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder(1)	Class A Common Stock Beneficially Owned Prior to the Resale	% of Class A Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale	Class A Common Stock Offered for Resale	Class A Common Stock Beneficially Owned After Completion of the Resale	% of Class A Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale
Abner Kurtin	23,054,389	13.5%	9.8%	1,675,000	21,379,389	12.5%	9.1%
Emily Paxhia	4,047,641	2.4%	1.7%	250,000	3,797,641	2.2%	1.6%
Frank Perullo	7,757,986	4.5%	3.3%	1,675,000	6,082,986	3.6%	2.6%
Scott Swid	4,138,665	2.4%	1.8%	250,000	3,888,665	2.3%	1.7%
Daniel Neville	1,000,000	0.6%	0.4%	1,000,000	—	—%	—%
Christopher Melillo	750,000	0.4%	0.3%	750,000	—	—%	—%
__________________

(1)The business address of each of these shareholder is 1411 Broadway, 16th Floor, New York, NY 10018.
Listing of Common Stock
Our Class A shares are listed on the CSE under the symbol “AAWH.U” and are quoted on the OTCQX under the symbol “AWWH.”
Other Material Relationships with the Selling Securityholders
Employment Relationships
We have entered into employment agreements with Abner Kurtin, Frank Perullo, Daniel Neville and Christopher Melillo.
Management Agreement
Ascend Wellness Holdings, LLC, our predecessor entity prior to the Conversion ("AWH"), had a management services agreement (“MSA”) with AGP Partners, LLC (“AGP”) under which AGP provided management services to AWH in connection with the monitoring and oversight of AWH’s financial and business functions. Abner Kurtin and Frank Perullo are the beneficial owners of AGP. Pursuant to the terms of the agreement, the MSA was terminated following the Company’s IPO in May 2021. Upon termination, AGP is entitled to receive a $2,000,000 payout that was contingent upon the beneficial owners of AGP who serve as officers of the Company entering into lock-up agreements that extend for 360 days following the Company’s IPO.
Corporate Conversion
On April 22, 2021, we converted from a Delaware limited liability company to a Delaware corporation. As a result of the Conversion, outstanding AWH securities, including those beneficially owned by the Selling Securityholders, were converted into shares of Class A common stock.
Exchange Agreement
On April 22, 2021, subsequent to the Conversion, we entered into an exchange agreement with AGP whereby AGP exchanged 65,000 shares of Class A common stock for the same number of shares of Class B common stock. Abner Kurtin and Frank Perullo are the beneficial owners of AGP.
Indemnification
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breaches of fiduciary duty as a director.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.
Lock-Up Agreements
Each of the Selling Securityholders have entered into agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, subject to certain customary exceptions, not to (a) for the period beginning on the date of the underwriting agreement in connection with the IPO and ending on 180 days thereafter with respect to 100% of any Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and the Ontario Securities Commission and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition held by the Selling Securityholders (collectively, the “Lock-Up Securities”) and (b) for the period beginning 180 days after the date of the underwriting agreement and ending 360 days after the date of the underwriting agreement with respect to 50% of the Lock-Up Securities: (i) directly or indirectly offer, issue, secure, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or agree to transfer or dispose of, any Lock-Up Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, (iii) file any registration statement relating to the offering of any shares of Lock-Up Securities or (iv) publicly announce any intention to effect any transaction in the foregoing clauses (i), (ii) or (iii).
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement with AGP, the beneficial owners of which are Abner Kurtin and Frank Perullo. AGP is entitled to request that we register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” AGP is entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of our Class A common stock held by AGP and their affiliates, and (2) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the

Class A common stock described in clause (1) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”) and (3) Class A common stock issuable upon the conversion of Class B common stock. These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Promoters
Abner Kurtin and Frank Perullo may each be considered a promoter of us within the meaning of applicable securities legislation.

PLAN OF DISTRIBUTION
The Class A Shares covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The Class A Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on the CSE, OTCQX or any other stock exchange or marketplace on which the Class A Shares may be listed or quoted at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Class A Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell Class A Shares in compliance with Rule 144.
For so long as the Company does not meet the requirements for registering securities on Form S-3, the ordinary shares to be offered or resold by means of this reoffer prospectus by the Selling Securityholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer, which otherwise qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.
There is no assurance that the Selling Securityholders will sell all or a portion of the Class A Shares offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Class A Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the Class A Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Shares.
Once sold under the registration statement of which this prospectus forms a part, the Class A Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the Class A Shares which are being offered under the registration statement of which this prospectus forms a part will be passed upon for the Company by Foley Hoag LLP.
EXPERTS
Our consolidated financial statements as of and for the years ended December 31, 2020 and 2019 are incorporated by reference into this prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of MOCA, LLC as of and for the years ended December 31, 2020 and 2019 are incorporated by reference into this prospectus in reliance upon the report of Hill, Barth & King LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Chicago Alternative Health Center Holdings, LLC and Affiliate as of and for the years ended December 31, 2020 and 2019 are incorporated by reference into this prospectus in reliance upon the report of Hill, Barth & King LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of MedMen NY, Inc. as of and for the years ended December 31, 2020 and 2019 are incorporated by reference into this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file certain periodic reports and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the internet at the SEC’s website at www.sec.gov.
Our website address is https://awholdings.com. Through our website, we have or will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.
•Our amended Registration Statement on Form S-1 filed with the SEC on April 26, 2021 (File No. 333-254800);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 26, 2021;
•our Current Report on Form 8-K filed with the SEC on May 18, 2021; and
•the description of our Class A common stock set forth in the section titled “Description of Capital Stock” of our amended Registration Statement on Form S-1 filed with the SEC on April 26, 2021 (File No. 333-254800).
All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post- effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.
For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:
Ascend Wellness Holdings, Inc.
1411 Broadway
16th Floor
New York, NY
(646) 661-7600

5,600,000 Shares
ASCEND WELLNESS HOLDINGS, INC.
Class A Common Stock
REOFFER PROSPECTUS
July 8, 2021

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:
(a)The Registrant’s prospectus filed with the SEC on April 29, 2021 pursuant to Rule 424(b)(4) under the Securities Act relating to the registration statement on Form S-1 (File No. 333-254800), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 26,     2021.
(c)Our Current Report on Form 8-K filed with the SEC on May 18, 2021.
(d)The description of our Class A common stock set forth in the section titled “Description of Capital Stock” of our amended Registration Statement on Form S-1 filed with the SEC on April 26, 2021 (File No. 333-254800).
(e)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
The description of our Class A common stock set forth in the section titled “Description of Capital Stock” of our amended Registration Statement on Form S-1 filed with the SEC on April 26, 2021 (File No. 333-254800) is incorporated herein by reference.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.
The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.
Item 8. Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, filed with the SEC on April 23, 2021)
3.2	Bylaws (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1, filed with the SEC on April 23, 2021)
4.1	Ascend Wellness Holdings, LLC 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, filed with the SEC on March 29, 2021)
4.2	Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan
4.3	Ascend Wellness Holdings, Inc. 2021 Employee Stock Purchase Plan
5.1	Opinion and Consent of Dorsey & Whitney LLP
5.2	Opinion and Consent of Foley Hoag LLP
23.1	Consent of Marcum LLP
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.3	Consent of Foley Hoag LLP (included in Exhibit 5.2)
23.4	Consent of Hill, Barth & King LLC
23.5	Consent of MNP LLP
24.1	Power of Attorney (included on signature page)
Item 9. Undertakings.
a.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 8, 2021.

ASCEND WELLNESS HOLDINGS, INC.

By:	/s/ Abner Kurtin
Name:	Abner Kurtin
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Abner Kurtin and Daniel Neville, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Abner Kurtin	President, Chief Executive Officer and Director	July 8, 2021
Abner Kurtin

/s/ Daniel Neville	Chief Financial Officer	July 8, 2021
Daniel Neville	(Principal Financial Officer)

/s/ Roman Nemchenko	Senior Vice President, Chief Accounting Officer	July 8, 2021
Roman Nemechenko	(Principal Accounting Officer)

/s/ Francis Perullo	Director	July 8, 2021
Francis Perullo

/s/ Scott Swid	Director	July 8, 2021
Scott Swid

/s/ Emily Paxhia	Director	July 8, 2021
Emily Paxhia

/s/ Joseph Hinrichs	Director	July 8, 2021
Joseph Hinrichs